                                                                     EXHIBIT 4.2

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2777507
                                                             -------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
Examiner                    WILLIAM FRANCIS GALVIN


                         Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)

Name
Approved

         We, John A. Pino                             , *President
             -----------------------------------------

         and Douglass C. Greenlaw                     , *Clerk
             -----------------------------------------

         of  ACT Manufacturing, Inc.
             ----------------------------------------------------------------
                          (Exact name of corporation)

         located at: 108 Forest Avenue, Hudson, MA 01749
                     --------------------------------------------------------
                          (Street address of corporation in Massachusetts)

         certify that these Articles of Amendment affecting articles numbered:

                   3
         ----------------------------------------------------------------------
            (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

         of the Articles of Organization were duly adopted at a meeting held on

         May 20, 1997, by vote of:
             --    --

         7,685,399 shares of Common Stock, $.01 par value of 8,818,000 shares
         ---------           ----------------------------    ---------
                             (type, class & series, if any)
         outstanding.

                   shares of                              of           shares
         ---------           ----------------------------    ---------
                             (type, class & series, if any)
         outstanding, and

                   shares of                              of           shares
         ---------           ----------------------------    ---------
                             (type, class & series, if any)
         outstanding.

C   [_]

P   [_]

M   [_]

R.A.[_]
        /1/**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/


        * Delete the inapplicable words.        **Delete inapplicable clause.
        /1/ For amendments adopted pursuant to Chapter 156B, Section 70.
        /2/ For amendments adopted pursuant to Chapter 156B, Section 71.

        Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

-------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES       TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
 Common:           0               Common:        20,000,000          $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Preferred:        0               Preferred:      5,000,0000         $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Change the total authorized to:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES       TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
 Common:           0             Common:         30,000,000          $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Preferred:        0             Preferred:       5,000,0000         $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                .
                     --------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this  20  day of  May,  1997.
                                           ------       ------------

           /s/ John A. Pino                       , *President
--------------------------------------------------

          /s/ Douglass C. Greenlaw                , *Clerk
--------------------------------------------------
*Delete the inapplicable words.

                      THE COMMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

         ============================================================


I hereby approve the within Articles of Amendment, and the filing fee in the
amount of $             having been paid, said article is deemed to have been
           ------------
filed with me this         day of                          , 19    .
                   -------        ------------------------     ----


Effective date:
               -----------------------------------------------------------





                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth




                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


                    Joshua N. Sun, Esq.
                    ----------------------------------------
                    Testa, Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    ----------------------------------------
                    Boston, MA 02210
                    ----------------------------------------